                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the inclusion in this Registration Statement on Form S-1 and the related Prospectus of our report dated September 4, 1997 on the financial statements of Brass Eagle/A Division of Daisy Manufacturing Company, Inc. and to the reference to our firm under the heading "Experts" included in this Registration Statement and the related Prospectus.



Oak Brook, Illinois


--------------------------------------------------------------------------------

     The above represents the form of consent we expect to issue upon completion of the transaction discussed in Note 14 to the consolidated financial statements.



                                       Crowe, Chizek and Company LLP

Oak Brook, Illinois
September 23, 1997